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                                                                      Exhibit 5

                         [Latham & Watkins Letterhead]

                                 March 5, 2002

To: Senetek Plc
    620 Airpark Road
    Napa, CA 94558

Ladies and Gentlemen:

Re:  Senetek PLC--Registration Statement on Form S-3

1. You have requested our opinion with respect to certain matters of English Law in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Senetek PLC (the "Company") with the Securities Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, (the "Act") of 620,036 American Depository Shares each representing one ordinary share of 5 pence each in the capital of the Company (the "Shares"). We have been informed by the Company that the Shares comprise ordinary shares of 5 pence each in the capital of the Company (i) 278,289 of which have been issued in satisfaction of the interest on outstanding Amended and Restated Senior Secured Notes issued by the Company on June 20, 2001 (the "Senior Notes") (the "Conversion Shares") and (ii) and 341,747 of which have been issued in satisfaction of the transaction fee payable pursuant to the Investment Advice Agreement dated June 20, 2001 by and between the Company and Scorpion Investments, Inc. (the "Investment Advice Agreement") (the "Transaction Fee Shares").

2. Unless otherwise defined herein, terms and expressions which are defined in the Registration Statement have the same respective meanings when used in this letter.

3. For the purposes of this letter, we have examined copies of the following documents:

   (a) the Senior Notes;

   (b) the Investment Advice Agreement; and

   (c) the latest draft of the Registration Statement;

(collectively the "Documents").

4. Except as stated below, and other than as set forth in paragraph 3 above, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents entered into by or affecting any of the parties to the Documents (hereinafter collectively referred to as the "Parties") or any corporate records of the Parties and have not made any other searches or enquiries concerning the Parties:

   (a) a copy of each of the Certificate of Incorporation, Memorandum of Association and Articles of Association of the Company as certified by the Company Secretary on March 5, 2002;

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   (b) a faxed copy of the minutes of a meeting of the board of directors of the Company dated June 20, 2001 (the "Board Resolutions");

   (c) copies of two resolutions of the shareholders of the Company passed on May 16, 1997 as certified by the Company Secretary on March 5, 2002;

   (d) a certificate dated March 5, 2002 of the Company Secretary certifying and confirming certain information in relation to the Company; and

   (e) a search of the database in respect of the Company in the records of the Registrar of Companies on March 5, 2002 (the "Company Search").

5. Our opinion is limited to the laws of England and Wales in force at the date of this opinion. We express no opinion as to any other law and we have assumed that there is nothing in any other law which would affect our opinion as stated herein. In particular, we have made no investigation as to the laws of the State of New York or the federal laws of the United States of America as a basis for this opinion and do not express or imply any opinion thereon. This opinion is governed by and shall be construed in accordance with the laws of England and Wales.

6. In rendering this opinion we have assumed without search or enquiry (save as mentioned above):

   (a) the genuineness of all signatures, stamps and seals, the conformity to the originals of all documents supplied to us as certified, photostat or faxed copies or filed with the Registrar of Companies and the authenticity of the originals of such documents;

   (b) that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

   (c) that the Documents constitute the legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

   (d) the certificate referred to at paragraph 4(d) and all other certificates and documents referred to and expressed to be relied upon in this opinion which are dated earlier than the date hereof remain true and accurate in all respects;

   (e) the Board Resolutions were passed at a properly convened and quorate meeting of the board of directors of the Company and have not been amended or rescinded and remain in full force and effect;

   (f) the resolutions of the shareholders of the Company referred to in paragraph 4(c) above:

      (i) were duly passed at a properly convened meeting of shareholders; and

     (ii) have not been amended or rescinded and are in full force and effect;

   (g) that the Company's authorised share capital was sufficient to allow the issue of the Conversion Shares and Transaction Shares and such Conversion Shares and Transaction Shares when issued formed part of the share capital covered by a valid allotment authority and a valid disapplication of statutory preemption rights and their issue was authorised by a valid resolution of the Board of directors of the Company or as otherwise provided for in the Company's memorandum and articles of association

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   (h) the Company is not in breach of any of its covenants in any of the
       Documents or any other documents which may affect this opinion and such covenants will be complied with and, without prejudice to the generality of the foregoing, the Company will perform its covenants in the Documents and such other documents that require the Company to at all times reserve and set apart and have, free from statutory pre-emption rights, a number of authorised but unissued Ordinary Shares sufficient to enable it at any time to fulfil all of its obligations under the Documents or such other documents;

   (i) there shall have been no contravention of the Financial Services and Markets Act 2000 or the Public Offers of Securities Regulations 1995; and

   (j) that the documents and entries obtained by us from the Company Search were then complete, up-to-date and accurate and have not since then been altered and that such search did not fail to disclose any information relevant for the purposes of this opinion.

7. On the basis of such assumptions and subject to the reservations and other matters set out in this letter, we are of the opinion as of the date of this letter that:

   (a) the Transaction Fee Shares have been legally and validly issued and are fully paid; and

   (b) the Conversion Shares have been legally and validly issued and are fully paid.

8. The opinions set forth above are subject to the following reservations:

   (a) we express no opinion as to matters of fact;

   (b) we express no opinion as to and have not investigated the laws of any jurisdiction other than those of England, as in force as at today's date;

   (c) we express no opinion as to tax, duty (including stamp duty and stamp duty reserve tax), levy or any similar liability or any purported indemnity in respect thereof;

   (d) under English law, any obligation to pay additional interest or other amount in circumstances of breach or default might be held unenforceable on the ground that is a penalty and thus void;

   (e) we express no opinion as to the enforceability of the Documents under the laws of England and Wales, whether the provisions of such Documents are valid and binding on the Company under the laws of England Wales or whether any judgment, order or any other remedy available to a party pursuant to the Documents would be enforceable under the laws of England and Wales;

   (f) our opinions are subject to all limitations arising from bankruptcy, insolvency, liquidation, reorganisation, moratorium or similar laws relating to our affecting the rights and remedies of creditors generally.

9. This letter only applies to those facts and circumstances which exist on the date hereof, and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention, any changes in laws which may hereafter occur, or to inform the addressee of any change in circumstances occurring after the date of this letter which would alter the opinions rendered herein.

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10. This opinion is rendered only to you and is solely for your benefit in connection with the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as
    Exhibit 5 to the Registration Statement.

11. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement, the Documents or otherwise.

12. Any proceedings arising our of or in connection with this opinion against this firm shall be brought in the courts of England and Wales.

                                          Yours faithfully,

                                          /s/ Latham & Watkins